UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 7, 2014

CUBIST PHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36151	22-3192085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 Hayden Avenue, Lexington, Massachusetts 02421

(Address of Principal Executive Offices, including Zip Code)

(781) 860-8660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On December 8, 2014, Cubist Pharmaceuticals, Inc., a Delaware corporation (“Cubist” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Merck & Co., Inc., a New Jersey corporation (“Parent”), and Parent’s wholly-owned subsidiary, Mavec Corporation, a Delaware corporation (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”) to purchase all of the issued and outstanding shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company at a price of $102.00 per Share, net to the seller in cash, without interest, but subject to any applicable withholding of taxes. If certain conditions are satisfied and the Offer closes, Parent would acquire any remaining shares by a merger of Purchaser with and into the Company (the “Merger”).

The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), which permits completion of the Merger upon the acquisition by Purchaser of one share more than 50% of the number of Shares that are then issued and outstanding. The obligation of Parent and Purchaser to consummate the Offer is subject to the condition that there be validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares representing at least one Share more than 50% of the Shares outstanding as of the scheduled expiration of the Offer (such condition, the “Minimum Condition”). The Minimum Condition may not be waived by Purchaser without the prior written consent of the Company. The obligation of Purchaser to consummate the Offer is also subject to the expiration of the waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary conditions. Consummation of the Offer is not subject to a financing condition.

Following the consummation of the Offer and subject to the terms and conditions of the Merger Agreement, Purchaser will merge with and into the Company pursuant to the provisions of the DGCL as provided in the Merger Agreement, with the Company being the surviving corporation. At the effective time of the Merger (the “Effective Time”), each Share (other than (i) Shares held in the treasury of the Company, (ii) Shares owned by Parent, Purchaser, the Company or any of their respective direct or indirect wholly-owned subsidiaries and (iii) Shares held by stockholders who have properly demanded appraisal of such Shares in accordance with the DGCL) will be cancelled and converted into the right to receive an amount in cash equal to the Offer Price, without interest and subject to any applicable withholding of taxes.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Purchaser. The Company has agreed to operate its business in the ordinary course until the Effective Time. The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and to certain restrictions on its ability to respond to any such proposals. Parent and Purchaser have agreed to take actions that may be required in order to obtain antitrust approval of the proposed transaction.

The Merger Agreement also includes customary termination provisions for both the Company and Parent, subject, in certain circumstances, to the payment by the Company of a termination fee of $250 million. The Company must pay Parent the $250 million termination fee in the event that the Merger Agreement is terminated by Parent following a change of recommendation by the board of directors of the Company (the “Company Board”) or if the Company terminates the Merger Agreement to enter into an agreement with respect to a proposal from a third party that is superior to Parent’s, in each case, as is more particularly described in the Merger Agreement. Under certain additional circumstances described in the Merger Agreement, the Company must also pay Parent a termination fee of $250 million if the Merger Agreement is terminated and, within twelve (12) months following such termination, the Company enters into an agreement for a business combination transaction of the type described in the relevant provisions of the Merger Agreement and such transaction is subsequently consummated. The parties to the Merger Agreement are also entitled to an injunction or injunctions to prevent breaches of the Merger Agreement, and to specifically enforce the terms and provisions of the Merger Agreement.

The Company Board unanimously (i) approved, declared advisable and adopted the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, (ii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, the Company and its stockholders and (iii) resolved to recommend that the Company’s stockholders accept the Offer and tender their Shares into the Offer.

The foregoing summary of the principal terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full copy of the Merger Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference. The summary and the copy of the Merger Agreement are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (“SEC”). In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. The Merger Agreement includes representations, warranties and covenants of the Company, Parent and Purchaser made solely for the benefit of the parties to the Merger Agreement. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the Company, Purchaser and Parent and may be subject to important qualifications and limitations agreed to by the Company, Purchaser and Parent in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s SEC filings or may have been used for purposes of allocating risk among the Company, Purchaser and Parent rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of the Company, Parent, Purchaser or any of their respective subsidiaries or affiliates.

Important Information for Investors and Security Holders

This announcement is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of Cubist stock. Parent has not commenced the Offer. Upon commencement of the Offer, Parent will file with the SEC a Tender Offer Statement on Schedule TO. Following commencement of the Offer, Cubist will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9.  Stockholders are urged to read the Tender Offer Statement Offer (including the offer to purchase, a related letter of transmittal and other offer documents) and the Solicitation/Recommendation Statement on Schedule 14D-9 when such documents become available, as they will contain important information about the Offer. Stockholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov, or from Cubist upon written request to the Investor Relations Department, Cubist Pharmaceuticals, Inc., 65 Hayden Avenue, Lexington, MA 02421, telephone number (781) 860-8533 or from Cubist’s website, investors.cubist.com.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Severance Plan

On December 7, 2014, the Compensation Committee (the “Compensation Committee”) of the Company Board approved the Cubist Pharmaceuticals, Inc. 2014 Severance Plan and Summary Plan Description, effective December 7, 2014 (the “Severance Plan”).

The Severance Plan provides for the payment of severance benefits to the Company’s regular full-time and part-time employees in the event that an employee’s employment is involuntarily terminated without Cause (as defined in the Severance Plan) or an employee is not offered comparable employment following a change in control, subject, in each case, to the satisfaction of certain conditions. In addition, the Severance Plan provides severance benefits to eligible employees, including a lump sum payment based on such employee’s title and length of service with the Company, a pro rata portion of such employee’s target bonus for the year in which he or she is terminated, Company-subsidized benefits continuation and outplacement services.

The foregoing description of the Severance Plan does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Severance Plan filed as Exhibit 10.1 hereto and incorporated by reference herein.

Amendment to Michael Bonney Separation Agreement

On December 7, 2014, the Compensation Committee approved an amendment to the Separation Agreement between Michael Bonney, the Company’s Chief Executive Officer, and the Company, dated October 20, 2014.  The amendment provides that any restricted stock units (“RSUs”) held by Mr. Bonney as of his retirement on December 31, 2014 will remain outstanding and will be settled upon the earlier of (i) the scheduled vesting dates and (ii) the consummation of a change in control on or prior to June 15, 2015. If any RSUs remain unvested, or a change in control has not occurred, as of June 15, 2015, such outstanding RSUs would be forfeited.

Amendments to Executive Offer Letters

On December 7, 2014, the Compensation Committee also approved amendments to the offer letters previously delivered to Robert J. Perez, the Company’s President and Chief Operating Officer, and Patrick Vink, the Company’s Senior Vice President and General Manager of International Business, on October 18, 2014 and November 18, 2014, respectively.  The amendments each provide that on January 1, 2015, Mr. Perez and Mr. Vink will receive RSUs with a grant-date value equal to 25% of the total value of the long-term incentive compensation awards that the Company previously agreed to grant to each executive, or $1,250,000 in the case of Mr. Perez and $750,000 in the case of Mr. Vink.  Subsequently, on June 15, 2015, each executive will receive stock options with a Black-Scholes value equal to 50% of the total grant date-value of the previously agreed awards and performance RSUs with a grant date value equal to 25% of the total grant-date value, provided that in the event that a change in control is consummated prior to June 15, 2015, none of the options or the performance RSUs will be granted.

Item 5.03             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 7, 2014, the Company Board adopted an amendment to the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), which amendment took effect upon adoption by the Company Board. Specifically, a new Section 6.6 was added to the Bylaws to provide that, unless the Company consents in writing to the selection of an alternative forum, the state courts located within the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Company’s certificate of incorporation or bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the Company’s certificate of incorporation or bylaws or (v) any action asserting a claim governed by the internal affairs doctrine. The new provision further provides that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provision. Finally, in the event a stockholder initiates an action of the type described above in a court other than a state court located within the State of Delaware without the Company’s consent, such stockholder would be obligated to reimburse the Company and any of its officers and directors made a party to such a proceeding for all costs they incur in connection with a successful motion to dismiss, stay or transfer such action based upon non-compliance with the provisions of the Bylaws.

The foregoing description is qualified in its entirety by reference to the marked copy of the Bylaws, which are filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 8.01             Other Events.

On December 8, 2014, the Company and Parent issued a press release announcing the Merger Agreement, a copy of which is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.

(d)  Exhibits

2.1

Agreement and Plan of Merger, dated December 8, 2014, among Merck & Co., Inc., Mavec Corporation and Cubist Pharmaceuticals, Inc. Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

3.1	Amended and Restated Bylaws of Cubist Pharmaceuticals, Inc. (marked)

10.1	Cubist Pharmaceuticals, Inc. 2014 Severance Plan and Summary Plan Description

99.1	Joint Press release issued by Merck & Co., Inc. and Cubist Pharmaceuticals, Inc., dated December 8, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cubist Pharmaceuticals, Inc.

By:	/s/ Thomas J. DesRosier
Name:	Thomas J. DesRosier
Title:	Executive Vice President, Chief Legal and Administrative Officer

Date: December 8, 2014

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated December 8, 2014, among Merck & Co., Inc., Mavec Corporation and Cubist Pharmaceuticals, Inc. Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

3.1	Amended and Restated Bylaws of Cubist Pharmaceuticals, Inc. (marked)

10.1	Cubist Pharmaceuticals, Inc. 2014 Severance Plan and Summary Plan Description

99.1	Joint Press release issued by Merck & Co., Inc. and Cubist Pharmaceuticals, Inc., dated December 8, 2014